UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2023 (June 1, 2023)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Heather Dixon as Chief Financial Officer

On June 1, 2023, Acadia Healthcare Company, Inc. (the “Company”) appointed Heather Dixon as the Chief Financial Officer of the Company, effective July 10, 2023.

Ms. Dixon, age 50, joins the Company from Everside Health, where she has served as Chief Financial Officer since June 2021. Prior to joining Everside Health, Ms. Dixon served as the Senior Vice President, Global Controller and Chief Accounting Officer of Walgreens Boots Alliance, Inc. (NASDAQ: WBA) from March 2019 to May 2021. From August 2016 to March 2019, Ms. Dixon served in various roles at Aetna, a subsidiary of CVS Health Corporation (NYSE: CVS) (“CVS Health”), including Assistant Controller and later as Vice President, Controller and Chief Accounting Officer. Ms. Dixon has served as an independent board member of Addus HomeCare (NASDAQ: ADUS) since March 2023 and served on the board of Signify Health from April 2021 through its acquisition by CVS Health in March 2023. Ms. Dixon received a B.A. in Accounting from Southern Methodist University and is a Certified Public Accountant in the State of Texas.

There are no arrangements or understandings between Ms. Dixon and any other person pursuant to which Ms. Dixon was appointed as Chief Financial Officer. There are no family relationships among any of the Company’s directors or executive officers and Ms. Dixon.

Employment Agreement with Heather Dixon

In connection with her appointment, the Company and Ms. Dixon have entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Dixon will be entitled to the following compensation: (i) an annualized base salary of $690,000 per year, subject to increase by the Company’s Board of Directors (the “Board”) or the Compensation Committee (the “Compensation Committee”) of the Board (“Base Salary”); (ii) eligibility to earn a target annual cash bonus of 85% of Base Salary in accordance with the Company’s annual bonus plan applicable to senior executives, which currently provides a range of 0% for performance below threshold performance, 42.5% for threshold performance, and up to a maximum cash bonus determined in accordance with the Company’s annual bonus plan for senior executives (which for Ms. Dixon is 170% of Base Salary), if and only if the performance criteria specified by the Board or the Compensation Committee for such year have been achieved, as determined by the Board or the Compensation Committee in its sole discretion; (iii) a one-time cash award in an amount equal to $300,000 (the “Cash Award”), payable in lump sum on or before March 31, 2024, provided that Ms. Dixon remains employed by the Company through such payment date; (iv) a one-time grant of time-based restricted stock units (“RSUs”) with an aggregate grant date fair value of $2,500,000, subject to four-year ratable time vesting from the date of grant; (v) a one-time grant of performance-based restricted stock units (“PSUs”) with an aggregate target grant date fair value of $3,500,000, subject to three-year ratable time vesting based on performance over a three-year performance period commencing on January 1, 2023 and ending on December 31, 2025; (vi) commencing with the 2024 fiscal year, annual grants of long-term incentive awards in amounts as determined by the Compensation Committee and on terms and conditions comparable to the Company’s other executive officers; and (vii) eligibility for severance benefits upon the termination of Ms. Dixon’s employment without Cause (as defined in the Employment Agreement) or due to her resignation for Good Reason (as defined in the Employment Agreement) (each, a “Qualifying Termination”). The RSUs and PSUs described above will be subject to the terms and conditions of award agreements that are substantially consistent with the award agreements issued to the other executive officers of the Company in respect of the RSUs and PSUs issued in 2023.

Upon a Qualifying Termination, Ms. Dixon will be eligible to receive (i) her unpaid Base Salary through the date of termination (the “Termination Date”); (ii) an amount equal to the actual annual cash bonus amount to which she would be entitled with respect to the calendar year in which the Termination Date occurs, determined based on achievement of the performance objectives specified in Ms. Dixon’s bonus plan for such year, as determined by the Board or the Compensation Committee in its sole discretion, which amount shall be prorated based on the actual number of days elapsed in such year prior to the Termination Date; (iii) an amount equal to one times the target annual cash bonus amount to which Ms. Dixon would be entitled with respect to the calendar year in which the Termination Date occurs, determined as if all of the performance objectives specified in Ms. Dixon’s bonus plan for such year have been achieved at the target level, whether or not such objectives actually have been achieved as of the Termination Date; (iv) an amount equal to 12 months of her Base Salary as in effect on the Termination Date (such 12-month period, the “Severance Period”); (v) payment of the annual cash bonus for the prior year, as well as the Cash Award, to the extent not previously paid; (vi) payment in respect of any unused paid time off and sick pay of Ms. Dixon, in such amounts as have accrued as of the Termination Date, and reimbursement of any business expenses incurred by Ms. Dixon but not reimbursed prior to the Termination Date; and (vii) reimbursement for the cost of any COBRA (as defined in the Employment Agreement) premiums incurred by her during the Severance Period. Upon a Qualifying Termination, all equity and equity-based awards granted to Ms. Dixon prior to the Termination Date (the “Equity Awards”) shall be treated as set forth below: (A) the Equity Awards subject to time-based vesting requirements will be deemed fully vested on the Termination Date; and (B) the Equity Awards subject to performance-based vesting requirements will remain outstanding and eligible to vest based on actual achievement of the applicable performance conditions, subject to the terms and conditions set forth in the applicable award agreement and/or governing documentation.

The description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

In connection with her appointment, the Company will enter into its form of indemnity agreement with Ms. Dixon, a copy of which is attached as Exhibit 10.2 and incorporated by reference herein.

A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.

David Duckworth Departure

On June 1, 2023, the Company announced that David Duckworth will resign as Chief Financial Officer, effective July 10, 2023. Subsequent to his resignation, Mr. Duckworth has agreed to work closely with Ms. Dixon through July 31, 2023 and in an advisory capacity to support the leadership transition thereafter.

Larry Harrod Retirement

On June 1, 2023, the Company announced that Larry Harrod will resign as Executive Vice President of Finance, effective June 30, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 1, 2023, by and between Acadia Management Company, Inc. and Heather Dixon

10.2	Form of Indemnification Agreement between Acadia Healthcare Company, Inc. and the directors and executive officers of Acadia Healthcare Company, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2011 (File No. 001-35331))

99.1	Press Release dated June 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2023	ACADIA HEALTHCARE COMPANY, INC.

	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel